Exhibit 10.3

THIS LOAN IS PAYABLE IN FULL AT MATURITY. THE UNDERSIGNED MUST REPAY THE ENTIRE PRINCIPAL BALANCE OF THE LOAN AND UNPAID INTEREST THEN DUE. THE LENDER IS UNDER NO OBLIGATION TO REFINANCE THE LOAN AT THAT TIME. THE UNDERSIGNED WILL THEREFORE BE REQUIRED TO MAKE PAYMENT OUT OF OTHER ASSETS THAT THE UNDERSIGNED MAY OWN, OR THE UNDERSIGNED WILL HAVE TO FIND A LENDER WILLING TO LEND THE UNDERSIGNED THE MONEY.

SECURED PROMISSORY NOTE

$1,572,938.86	February 1, 2023

FOR VALUE RECEIVED, the undersigned, TLSS-STI, Inc., a Delaware corporation, Severance Trucking Co., Inc. a Massachusetts corporation, Severance Warehousing, Inc., a Massachusetts corporation and McGrath Trailer Leasing, Inc., a Maine corporation (individually, a “Maker” and collectively, the “Makers”), jointly and severally promise to pay to the order of each of Kathryn Boyd, Clyde J. Severance, and Robert H. Severance, Jr. (each, a “Shareholder”, and collectively, the “Shareholders” or the “Lender”) at the addresses designated by each Shareholder or at such other place as a Shareholder may from time to time designate by written notice to a Maker, in lawful money of the United States of America, the collective sum of One Million Five Hundred Seventy-Two Thousand Nine Hundred Thirty-Eight and 86/100 Dollars ($1,572,938.86) (the “Principal Amount”), together with accrued and unpaid interest thereon. The Principal Amount and interest thereon is to be paid without setoff or counterclaim other than as expressly provided for in this Secured Promissory Note (the “Note”). Makers further agree as follows:

Section 1. Interest Rate.

Interest shall accrue at a rate of twelve (12%) percent per annum, commencing as of February 1, 2023 (the “Interest Rate”). Interest shall be computed on the basis of a 365 day calendar year.

Section 2. Payments. Principal and interest shall be allocated equally among the Shareholders payable to each Shareholder as follows:

(a) On the 1st day of August, 2023 accrued interest on the outstanding Principal Amount of this Note, at the Interest Rate, and one-third of the original Principal Amount shall be due and payable by the undersigned to the Shareholders (the “First Payment Date”). On the 1st day of February, 2024 accrued interest on the outstanding balance of Principal Amount of this Note, at the Interest Rate, and one-third of the original Principal Amount shall be due and payable by the undersigned to the Shareholders (the “Second Payment Date”). On the 1st day of August, 2024 accrued interest on the outstanding Principal Amount of this Note, at the Initial Interest Rate, and the entire unpaid balance of the Principal Amount shall be due and payable by the undersigned to the Shareholders (the “Third Payment Date” or the “Maturity Date”), unless paid sooner pursuant to Section 2(b) below.

(b) Makers shall have the right to prepay this Note in full or in part at any time, without premium or penalty. All prepayments shall be applied first to accrued interest and then to the balance of the Principal Amount.

(c) Notwithstanding anything contained herein to the contrary, the Buyer shall have the right to set-off from this Note solely in accordance with Sections 1.3(a)(ii), 1.4, 7.2, 7.5, and 9.12 of the Stock Purchase and Sale Agreement by and between the TLSS-STI, Inc., a Delaware corporation (the “Buyer”), Severance Trucking Co., Inc., a Massachusetts corporation, Severance Warehousing, Inc., a Massachusetts corporation, and McGrath Trailer Leasing, Inc., a Maine corporation, as owned by the Shareholders, (collectively, the “Companies”), the Shareholders, the Shareholders’ Representative and as joined by R|A Feingold Law & Consulting, P.A., as closing agent and escrow agent, dated as of January 4, 2023, as assigned and amended (the “SPA”).

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Section 3. Security.

The obligations of Makers hereunder are secured by a first priority security interest in the collateral of each Maker pursuant to the Security Agreement dated as of the date hereof (the “Security Agreement”) and the filing of UCC-1 Financing Statements to be filed with such offices as Lender deems appropriate to perfect Lender’s security interest in the collateral. In addition, the obligations of the Makers hereunder shall be secured by a corporate guaranty of Transportation and Logistics Systems, Inc., a Nevada corporation (“TLSS”), the sole shareholder of the Buyer.

Section 4. Default.

It shall be an event of default (“Event of Default”) and any Shareholder may exercise any right, power or remedy permitted by law, in the Security Agreement, or as set forth herein, including without limitation, the right to declare the entire unpaid Principal Amount of this Note, together with accrued interest hereon and all other sums due hereunder, to be immediately due and payable, upon the occurrence of any of the following events and all amounts shall bear interest until paid in full at the rate of eighteen (18%) per annum:

(a) Any failure on the part of a Maker to make any payment when due, whether by acceleration or otherwise, and the continuation of such failure for a period of five (5) days after the due date;

(b) A Maker shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, moratorium or similar law or statute;

(c) A proceeding shall be commenced against a Maker under any bankruptcy, reorganization, arrangement, readjustment of debt, moratorium or similar law or statute, but is not dismissed within ninety (90) days after the commencement thereof;

(d) A Maker consents to or suffers the appointment of a guardian, receiver, trustee or custodian to any substantial and material part of its assets that is not vacated within ninety (90) days;

(e) The insolvency, dissolution, restructuring, or change in ownership of any Maker; or

(f) A default under the Security Agreement, after the expiration of all applicable grace, notice and cure periods thereunder.

In addition, upon an Event of Default, after the expiration of all applicable grace, notice and cure periods, Makers shall pay to the Lender all reasonable attorneys’ fees, out-of-pocket expenses, costs and other expenses incurred in connection with collecting and/or enforcing payment thereof, which amounts shall bear interest until paid in full at the rate of eighteen (18%) percent per annum. Lender’s rights hereunder or under applicable law shall be cumulative.

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Section 5. Late Charge.

In the event that any payment of the Principal Amount or interest required to be made by a Maker under this Note shall not be received by Lender within ten (10) days after its due date, Makers shall pay to Lender, on demand, a late charge of five percent (5%) of such delinquent payment. The foregoing right is in addition to, and not in limitation of, any other rights which Lender may have upon a Maker’s failure to make timely payment of any amount due hereunder.

Section 6. Waivers.

Makers waive demand, presentment, protest, notice of protest, notice of dishonor, and all other notices (other than those specifically required hereby) or demands of any kind or nature with respect to this Note. Each Maker expressly consents to any extensions and renewals, in whole or in part, to the release of any collateral security or portions thereof, given to secure this Note, and all delays in time of payment or other performance which Lender may grant, in its sole discretion, at any time and from time to time without limitation, all without any notice or further consent of any Maker and any such grant by Lender shall not be deemed a waiver of any subsequent delay or any of Lender’s rights hereunder.

Section 7. Usury.

In no event shall this or any other provision herein, permit the collection of any interest that would be usurious under the law governing this transaction. If any such interest in excess of the maximum rate allowable under applicable law has been collected, Makers agree that the amount of interest collected above the maximum rate permitted by applicable law, together with interest thereon at the rate required by applicable law, shall be refunded to Makers, and Makers agree that such refund shall be applied as a payment of Principal hereunder, provided, however, such payment shall not serve to cure any default hereunder.

Section 8. Assignment of Note.

Makers shall not assign or transfer this Note or its rights and/or obligations under this Note in any manner whatsoever without the prior written consent of Lender, or its successors and/or assigns. Any such attempted assignment by any Maker shall be deemed an Event of Default. Furthermore, Lender may assign its rights and obligations under this Note, subject to Buyer’s set-off rights pursuant to Section 2(c) hereof. No assignment shall be effective unless the assigning party provides at least ten (10) days prior written notice of such assignment, identifying the assignee and providing the contact information of such assignee, including telephone number and email address.

Section 9. Joint and Several Liability.

The liabilities of Makers are joint and several; provided, however, the release by Lender of a Maker shall not release any other Maker obligated on this Note.

Section 10. Miscellaneous.

(a) This Note may be altered only by prior written agreement signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought. This Note may not be modified by an oral agreement, even if supported by new consideration.

(b) Subject to Section 8, the covenants, terms and conditions contained in this Note apply to and bind the heirs, successors, executors, administrators and assigns of the parties.

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(c) This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. The agreed upon venue in connection with any litigation pertaining to this Note shall be Middlesex County, Massachusetts.

(d) This Note, the Security Agreement, the corporate guaranty provided by Makers’ affiliate, and the rights and obligations thereunder, and the UCC1 statements filed in connection with the Security Agreement constitute the final written expressions of all the terms of the agreement between the parties regarding the subject matter hereof, are complete and exclusive statements of those terms, and supersede all prior agreements, understandings, and representations between the parties. If any provision or any word, term, clause or other part of any provision of this Note shall be invalid for any reason, the same shall be ineffective, but the remainder of this Note shall not be affected and shall remain in full force and effect. The words “execution,” “signed,” “signature,” and words of similar import in the Note shall be deemed to include electronic or digital signatures or electronic records, each of which shall be of the same effect, validity, and enforceability as manually executed signatures or a paper-based record-keeping system, as the case may be, to the extent and as provided for under applicable law,

(e) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested (or by the most nearly comparable method if mailed from or to a location outside the United States) or by Federal Express, Express Mail, or similar overnight delivery, or courier service or delivered in person or by electronic transmission against receipt to the party to whom it is to be given at the address of such party set forth in this Section 9(e) (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 9(e)).

Lender:	Kathryn Boyd, as Shareholder Representative

[REDACTED]

Email: [REDACTED]

Makers:	Severance Trucking Co., Inc.

Severance Warehousing, Inc.

McGrath Trailer Leasing, Inc.

TLSS-STI, Inc.

5500 Military Trail, Suite 22-357

Jupiter, FL 33458

Attn.: Sebastian Giordano, CEO

Email: [REDACTED]

(with a copy, which copy shall not constitute notice, to):

R|A Feingold Law & Consulting, P.A.

401E. Las Olas Boulevard, Suite 1400

Ft. Lauderdale, FL 33301

Attn.: Robert A. Feingold, Esq.

Email: [REDACTED]

Such addresses may be changed by notice given as provided in this subsection. Notices shall be effective upon the date of receipt; provided, however, that a notice (other than a notice of a changed address) sent by certified or registered U.S. mail, with postage prepaid, shall be presumed received no later than three (3) business days following the date of sending.

(f) MAKERS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVE ANY RIGHT WHICH MAKERS MAY HAVE TO A TRIAL BY JURY IN CONNECTION WITH ANY MATTER DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE, ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR ANY OTHER MATTER ARISING FROM THE RELATIONSHIP BETWEEN LENDER AND ANY MAKER. MAKERS ACKNOWLEDGE THAT NEITHER LENDER NOR ANY PERSON ACTING ON BEHALF OF LENDER HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. MAKERS FURTHER ACKNOWLEDGE THAT EACH MAKER HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS NOTE, AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF EACH MAKER’S OWN FREE WILL. IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS NOTE, EACH MAKER WAIVES THE RIGHT TO INTERPOSE ANY DEFENSE BASED UPON ANY STATUTE OF LIMITATIONS OR ANY CLAIM OF LACHES AND ANY SET-OFF OR COUNTER CLAIM OF ANY NATURE OF DESCRIPTION. EACH MAKER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT IN OR FOR THE STATE OF MASSACHUSETTS.

(g) Makers agree to pay all taxes, duties and other charges in addition to the Principal Amount and interest on this Note including all documentary stamp taxes and intangible taxes, as may from time to time be payable or assessed on this Note or in respect of the ownership thereof.

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IN WITNESS WHEREOF, each Maker has executed this Note effective as of the date first set forth above.

TLSS-STI, Inc., a Delaware corporation

By:	Transportation and Logistics Systems,
Inc., a Nevada
corporation, its sole shareholder

By:	/s/ Sebastian Giordano
Name:	Sebastian Giordano
Title:	Chief Executive Officer

Severance Trucking Co., Inc., a Massachusetts corporation

By:	TLSS-STI, Inc., a Delaware
corporation, its sole shareholder

By:	/s/ Sebastian Giordano
Name:	Sebastian Giordano
Title:	Chief Executive Officer

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Severance Warehousing, Inc., a Massachusetts corporation

By:	TLSS-STI, Inc., a Delaware
corporation, its sole shareholder

By:	/s/ Sebastian Giordano
Name:	Sebastian Giordano
Title:	Chief Executive Officer

McGrath Trailer Leasing, Inc., a Maine corporation

By:	TLSS-STI, Inc., a Delaware corporation, its sole shareholder

By:	/s/ Sebastian Giordano
Name:	Sebastian Giordano
Title:	Chief Executive Officer

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